UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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RMR Real Estate Income Fund
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

Contact:
Joselyn Fine, Analyst, Investor Relations
(617) 796-8253
www.rmrfunds.com

RMR Real Estate Income Fund Special Meeting of Shareholders to

Continue to September 7th

ISS Recommends Shareholders Vote to Approve the Advisory Agreement

Important and Time Sensitive: Shareholders Need to Vote Today to

Ensure Continuity of Management

Call RIF’s Proxy Solicitor, Morrow Sodali at 1-800-662-5200, to Vote Your Shares

Newton, MA (July 25, 2018):  RMR Real Estate Income Fund (NYSE American: RIF) today announced that its Special Meeting of Shareholders was adjourned because no quorum was present and will be continued on Friday, September 7, 2018 at 9:30 a.m., Eastern time.  The record date of the Meeting remains May 23, 2018.

RIF recommends shareholders’ vote in favor of an investment advisory agreement (the “Advisory Agreement”) with RMR Advisors LLC.  The Advisory Agreement is on substantially the same terms and conditions as the prior agreement.  RIF shareholders’ vote will ensure RIF’s uninterrupted investment program.

Although the response of RIF’s shareholders who have voted has been positive, with, as of today, more than 86% in favor of the Advisory Agreement, if you have not yet voted, we need your vote approving this important proposal.  Institutional Shareholder Services, a proxy advisory firm, recommends shareholders vote to approve the Advisory Agreement.  It is critical that your proxy vote is received by September 6, 2018.

Please call Morrow Sodali, RIF’s proxy solicitor, at 1-800-662-5200, Monday — Friday, 9:00 a.m. — 10:00 p.m., Eastern time to speak with a proxy specialist.

Proxies properly submitted between July 25, 2018 and the closing of the polls at the Meeting, together with all proxies and ballots previously submitted on or before July 25, 2018, will be presented at the Meeting unless properly revoked.

We urge you to read RIF’s proxy statement for the Meeting because it contains important information about the proposal to approve the Advisory Agreement.  You can obtain the proxy statement, and any other relevant documents, for free at the SEC’s website, www.sec.gov, by contacting Morrow Sodali as indicated above or by logging on to the internet address located on your proxy ballot and following the instructions on the website.

RIF is a closed end investment company advised by RMR Advisors LLC, which is a subsidiary of The RMR Group LLC, an alternative asset management company that is headquartered in Newton, MA.  The RMR Group LLC is a majority-owned subsidiary of The RMR Group Inc. (Nasdaq: RMR).  RIF and its trustees and officers, RMR Advisors LLC and its affiliates and their respective members, officers and employees, Morrow Sodali and its officers and employees, and other persons may be deemed to be participants in the solicitation of proxies with respect to the proposal to approve the Advisory Agreement.  Shareholders may obtain more detailed information regarding the direct and indirect interests of these participants in the solicitation by reading RIF’s definitive proxy statement with respect to this solicitation filed with the SEC on May 24, 2018. Free copies of this document may be obtained as described above.

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